EXHIBIT 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE

FIRST ALBANY COMPANIES, TO BE RENAMED BROADPOINT,
ANNOUNCES CHANGE IN NASDAQ TRADING SYMBOL

NEW YORK, N.Y., November 7, 2007– First Albany Companies Inc. (NASDAQ: FACT), to be renamed Broadpoint Securities Group, Inc., today announced that its trading symbol, currently “FACT”, will change to “BPSG”, effective upon the open of business, Monday, November 12, 2007.  The change is in keeping with the Company’s previously announced new corporate brand, Broadpoint.  The Company’s common stock will continue to trade on the NASDAQ Global Market under the new symbol, "BPSG".  As also previously announced, the Company will change its name to Broadpoint Securities Group, Inc. upon receipt of shareholder approval.

About the Company
First Albany Companies Inc., to be renamed Broadpoint Securities Group, Inc., is an independent investment bank that serves the institutional market and the growing corporate middle market by providing clients with strategic, research-based investment opportunities, as well as advisory and financing services.  The Company offers a diverse range of products through its Equities division, as well as through Broadpoint Descap, a division of Broadpoint Securities, Inc., its MBS/ABS trading subsidiary, and FA Technology Ventures Inc., its venture capital division.

Forward-Looking Statements
This press release contains "forward-looking statements."  These statements are not historical facts but instead represent the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control.  The Company's forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company's services within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission.  It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements.  You are cautioned not to place undue reliance on these forward-looking statements.  The Company does not undertake to update any of its forward-looking statements.

Contact
C. Brian Coad
Chief Financial Officer
First Albany Companies Inc.
212.273.7120
518.447.8500